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                                                                Exhibit (10)(18)

                           2001 ANNUAL INCENTIVE PLAN
                                     SUMMARY

                  GENERAL:


                  o 2001 Plan will cover the performance period January 1 - December 31, 2001 (March 2002 payout)

                  o Eligibility includes regular employees who do not participate in a local sales or manufacturing plan

                  o A Target incentive opportunity level will be established for each participant, expressed as percentage of base pay.

                       o Target awards range from 7.5% of pay for entry level roles to 70% of pay for the CEO

                  o Various performance levels are approved by the Board Committee with a payout level associated with each level of performance:

                  -----------------------------------------------------------------------------
                                                              POTENTIAL PAYOUT
                                                     AS A PERCENT OF TARGET OPPORTUNITY
                                                     ----------------------------------
                    PERFORMANCE LEVEL                  OFFICERS          NON-OFFICERS
                  -----------------------------------------------------------------------------
                    Threshold                                     50%                      50%

                    Target                              75%                       100%

                    Above Target                       100%                       150%

                    Outstanding                        200%                       200%
                  -----------------------------------------------------------------------------

                  FINANCIAL GOALS:

                  o The Board People Committee approves Threshold, Target, Above Target and Outstanding levels of performance for 2001 relating to:

                       o Sales Growth (25% weighting)
                       o Earnings per Share (50% weighting)
                       o Cash Flow (25% weighting)


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                  o Following the end of the performance year, the Board People
                  Committee evaluates attainment of pre-established goals relative to Target

                  o Funding and Payout of Awards

                       o The Board People Committee will determine the funding for the plan based on performance against the financial goals. The Committee may, in its judgment, adjust this amount

                       o The available funding is then allocated within Monsanto based on Goal achievement

                       o Individual awards are based on team and individual performance

                            o People Managers: 50% of award based on development of people, team and personal development; 50% based on business results

                            o Non-managers: 75% of award based on business results; 25% on personal development

                  INCENTIVE AWARD POOL AVAILABLE FOR AWARDS

                  o A "Target incentive award pool" equal to the sum of base salaries of all plan participants multiplied by their Target annual incentive opportunities is established

                  o The amount of money available for awards is determined by multiplying the Target pool by the percent of Target performance achieved. If performance exceeds outstanding, the pool may exceed outstanding

                  o The Internal People Committee allocates the available funding among the different business areas based on their annual results. The total amount of awards cannot exceed the amount of the annual incentive award pool

                  EVENTS AFFECTING PAYOUT OF INDIVIDUAL ANNUAL INCENTIVES

                  o If an employee commences employment during the performance year, he/she is eligible for an award reflecting actual months of participation to the nearest whole month

                  o If a participant's incentive opportunity changes during the performance year, he/she is eligible for an award reflecting the incentive opportunity at year-end


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                  o If a participant's pay increases during the performance year as a result of change in position or increase in responsibilities, any incentive award received is based on base pay at year-end

                  o If a participant transfers within the company, his/her award will come from the unit in which he/she is working at year-end, but performance for the whole year will be considered

                  o A participant who:

                       o voluntarily resigns may be considered for an award only if the resignation occurs after the end of the year

                       o involuntarily separates without cause, is eligible for an award reflecting participation to the nearest whole month if he/she has already worked more than three months in the year

                       o retires, dies, or becomes permanently disabled, is eligible for an award reflecting actual participation to the nearest whole month. (Retirement is defined as termination at or after age 50.)

                       o terminates for cause, forfeits all rights to any award

                  Any award will be paid in March following the participant's separation




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